EXHIBIT 23.1
                                                                    ------------



[GRAPHIC OMITTED]  Gilbert Laustsen Jung
                   Associates Ltd.   Petroleum Consultants
                   4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                   (403) 266-9500    Fax (403) 262-1855







                        CONSENT OF INDEPENDENT ENGINEERS






We hereby consent to the use of and reference to our name and our reports, and the inclusion of information derived from our reports, evaluating Vermilion Energy Trust's petroleum and natural gas reserves as at December 31, 2002 and 2003, in the registration statement on Form 40-F of Vermilion Energy Trust.

                                           Yours very truly,

                                           GILBERT LAUSTSEN JUNG
                                           ASSOCIATES LTD.


                                           ORIGINALLY SIGNED BY


                                           Keith M. Braaten, P. Eng.
                                           Vice-President



Dated: May 20, 2004
Calgary, Alberta